FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Fourth Amendment") is entered into effective as of March 31, 2006, effective as of March 27, 2006 by and among GREENFIELD COMMERCIAL CREDIT, L.L.C., a Michigan limited liability company ("Lender"), INFORMATION SYSTEMS CONSULTING CORP., a Texas corporation, MANAGEMENT ALLIANCE CORPORATION, a Texas corporation, TEXCEL SERVICES, INC. a Pennsylvania corporation, and PREFERRED FUNDING CORPORATION, a Texas corporation (collectively "Borrowers") and DIVERSIFIED CORPORATE RESOURCES, INC. a Texas corporation, DATATEK GROUP CORPORATION, a Texas corporation and MANAGEMENT ALLIANCE GROUP OF INDEPENDENT CONSULTANTS, INC. a Texas corporation (collectively "Guarantors") and J. Michael Moore ("Validity Guarantor" which shall be included in references to "Guarantors" below).

RECITALS

    Lender, Borrowers and Guarantors entered into a Loan And Security Agreement dated as of March 12, 2004 and amended the same on April 27, 2004, March 12, 2005 and March 8, 2006 (as amended, the "Loan Agreement"). All capitalized terms not defined herein shall have the same meanings ascribed to such terms in the Loan Agreement.

    Validity Guarantor executed and delivered to Lender his Validity Guaranty dated as of March 12, 2004.

    As of March 24, 2006 there is due and owing Lender, including principal and interest but excluding fees and excluding the balance owing the James R. Colpitt Trust in the Amended And Restated Participation Agreement reference below, the following amounts:
Principal Interest	$1,356,571.37 (net of Reserves) $ 16,570.41
Total	$1,373,141.78

  The Loan Agreement will mature by its terms on March 27, 2006. Borrowers and Guarantors have asked Lender to extend the maturity date to the earlier of demand or March 27, 2007, decrease the Maximum Loan Amount to $4,500,000.00 and to include Datatek Group Corporation as an Eligible Credit Party under the Loan Agreement, and Lender agrees, upon the terms and conditions set forth below.

            NOW THEREFORE, in consideration of the mutual covenants, conditions, and provisions as hereinafter set forth, the parties hereto agree to further amend the Loan Agreement as follows;

    Maturity Date/Participation/Maximum Advances-     The Maturity Date of the Loan Agreement is amended to the earlier of demand or March 27, 2007. The parties acknowledge that Lender has entered into an Amended And Restated Participation Agreement with the James R. Colpitt Trust ("Trust"), that Borrowers have a photocopy of same, and that maximum Advances have been effectively reduced to $3,950,000.00 due to the Trust's participation and the reduction in the Maximum Loan Amount described below.

    Maximum Loan Amount.     The Loan Amount, paragraph 2(A) of its Term Sheet and Paragraph 2.A of the Term Sheet to the Receivables Loan Rider #1 are reduced to $4,500,000.00.

    Datatek as Eligible Credit Party.     Paragraph 1. C. of the Receivables Loan Rider is amended to add Datatek Group Corporation as an Eligible Credit Party.

    Litigation Expenses as Indebtedness.     Borrowers and Guarantors acknowledge that Lender has been named as a party defendant in Cause No. CC-05-16793-B. Dallas County, Texas entitled HIR Preferred partners, L. P. v. Diversified Corporate Resources, Inc., et al (the "Case") and agree that all legal fees and costs incurred by Lender associated in any way with Lenders defense in the Case (the "Litigation Expenses") shall be included within the meaning of Indebtedness.

    Reserve Account.     Borrowers and Guarantors acknowledge and agree that the Funded Reserve Account initially established under the Loan Agreement has been depleted by Borrowers to a balance of $577,000.00 and that they have failed to replenish it and/or reduce their IRS tax obligations to a point where such account would eliminate the liability, as provided in the previous amendments to the Loan Agreement but have instead entered into installment payment agreements for the payment of past due taxes. Accordingly, this balance shall hereinafter be referred to as and included within the meaning of "Reserves" as that term is defined in the Receivables Loan rider. Such Reserves shall not be available to Borrowers or Guarantors until all Indebtedness is paid in full.

    Early Termination Fee-     The Early Termination Fee shall apply to the Maturity Date as amended herein.

    Amendment Fees/Legal Fees. Borrowers shall pay to Lender in consideration of this Fourth Amendment (i) a loan amendment fee of $180,000.00, which shall be over-funded and amortized over the next four months;, and (ii) Lender's attorney's fees. Lender agrees that if during the term of this Fourth Amendment Borrower requests and Lender agrees to increase the Maximum Loan Amount back to $5,000,000.00, that the amendment fee for same will not exceed $20,000.00.

    Subordinated Debt. Borrowers represent that they are attempting to obtain subordinated debt and have requested that Lender permit security interests subordinate to lender and the IRS. Lender agrees to allow such security interests pursuant to a subordination agreement acceptable to Lender in its sole discretion.

    Release and Waiver (Borrowers). Borrowers acknowledge and agree that they have no defenses to the full and immediate payment of the amounts set forth in the above Recitals and have no offsets thereto, or claims of any kind against Lender. Borrowers on their behalf and on behalf of their respective successors and assigns, representatives and heirs, as the case may be, thereby release and forever discharge Lender and its shareholders, officers, successors, employees, attorneys and affiliated entities of and from any and all manner of claims, actions, causes of action, suits, damages and demands whatsoever, at law or in equity, arising out of or relating in any manner to the subject matter of the Loan Agreement and this Fourth Amendment, including any and all documents, negotiations and other matters relating thereto, and arising out of or relating in any manner to the business relationships between Borrowers and Lender, as Borrowers now have or may ever have, as of the date of this Fourth Amendment.

    Release and Waiver (Guarantors). Guarantors acknowledge and agree that they have no defenses to the full and immediate payment of the amounts set forth in the above Recitals and have no offsets thereto, or claims of any kind against Lender. Guarantors on their behalf and on behalf of their respective successors and assigns, representatives and heirs, as the case may be, thereby release and forever discharge Lender and its shareholders, officers, successors, employees, attorneys and affiliated entities of and from any and all manner of claims, actions, causes of action, suits, damages and demands whatsoever, at law or in equity, arising out of or relating in any manner to the subject matter of the Loan Agreement and this Fourth Amendment, including any and all documents, negotiations and other matters relating thereto, and arising out of or relating in any manner to the business relationships between Guarantors and Lender, as Guarantors now have or may ever have, as of the date of this Fourth Amendment.

    Reaffirmation- Except as amended hereby, the Loan Agreement and all documents and instruments executed in connection therewith, and all of the terms of such documents, shall remain in full force and effect.

    Reaffirmation of Guaranty and Validity Guaranty. Guarantors reaffirm each and every term of their Guaranty Agreements and agree they shall continue to secure repayment of the indebtedness as provided for herein and in the Loan Agreement.

    Entire Agreement. All parties to this Fourth Amendment agree that this Fourth Amendment and all documents executed in connection herewith or referenced herein, constitute the entire agreements made by and between the parties, and no other agreements, either written or oral, express or implied, have been made and entered into or agreed to between the parties. The parties also agree, each with the other, that the agreements between the parties may be modified or amended only by subsequent written agreement executed by all of the parties hereto.

    Counterparts. This Third Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have cause this Fourth Amendment to be executed and delivered as of the date first hereinabove set forth.

Accepted at Bloomfield Hills,
Michigan on March 31, 2006.
LENDER:	BORROWERS:
GREENFIELD COMMERCIAL CREDIT, L.L.C., a Michigan limited liability company By: GCC Management, Inc. Its: Manager By: _____________________________________ Edward P. Lewan Its: Vice President	INFORMATION SYSTEMS, CONSULTING CORP., a Texas corporation By: /s/ J. Michael Moore J. Michael Moore Its: Chief Executive Officer and By: /s/ Michael Lee Michael Lee Its: Secretary
MANAGEMENT ALLIANCE CORPORATION, a Texas corporation By: /s/ J. Michael Moore J. Michael Moore Its: Chief Executive Officer and By: /s/ Michael Lee Michael Lee Its: Secretary
[SIGNATURES CONTINUED ON FOLLOWING PAGE]

MANAGEMENT ALLIANCE CORPORATION, a Texas corporation By: /s/ J. Michael Moore J. Michael Moore Its: Chief Executive Officer and By: /s/ Michael Lee Michael Lee Its: Secretary
TEXCEL SERVICES, INC., a Pennsylvania corporation By: /s/ J. Michael Moore J. Michael Moore Its: Chief Executive Officer and By: /s/ Michael Lee Michael Lee Its: Secretary
PREFERRED FUNDING CORPORATION, a Texas corporation By: /s/ J. Michael Moore J. Michael Moore Its: Chief Executive Officer and By: /s/ Michael Lee Michael Lee Its: Secretary
[SIGNATURES CONTINUED ON FOLLOWING PAGE]

GUARANTORS:
DIVERSIFIED CORPORATE RESOURCES, INC. a Texas corporation By: /s/ J. Michael Moore J. Michael Moore Its: Chief Executive Officer and By: /s/ Michael Lee Michael Lee Its: Secretary
DATATEK GROUP CORPORATION, a Texas corporation By: /s/ J. Michael Moore J. Michael Moore Its: Chief Executive Officer and By: /s/ Michael Lee Michael Lee Its: Secretary

MANAGEMENT ALLIANCE GROUP
OF INDEPENDENT CONSULTANTS, INC.,
a Texas corporation

By: /s/ J. Michael Moore
         J. Michael Moore
Its:    Chief Executive Officer

and

By: /s/ Michael Lee
         Michael Lee
Its:     Secretary

VALIDITY GUARANTOR /s/ J. Michael Moore J. Michael Moore